Exhibit 10.25.14

                EIGHTY-FOURTH AGREEMENT AMENDING
                NEW ENGLAND POWER POOL AGREEMENT
        (INTEGRATION OF MERCHANT TRANSMISSION FACILITIES)


     THIS EIGHTY-FOURTH AGREEMENT AMENDING NEW ENGLAND POWER POOL
AGREEMENT, dated as of April 5, 2002 ("Eighty-Fourth Agreement"), amends the New England Power Pool Agreement (the "NEPOOL
Agreement"), as amended.

     WHEREAS, the NEPOOL Agreement as in effect on December 1, 1996 was amended and restated by the Thirty-Third Agreement Amending the New England Power Pool Agreement dated as of December 1, 1996 (the "Thirty-Third Agreement") in the form of the Restated New England Power Pool Agreement ("Restated NEPOOL Agreement") attached to the Thirty-Third Agreement as Exhibit A thereto, and the Thirty-Third Agreement also provided for the NEPOOL Open Access Transmission Tariff (the "NEPOOL Tariff") which is Attachment B to the Restated NEPOOL Agreement; and

     WHEREAS, the Restated NEPOOL Agreement and the NEPOOL Tariff have subsequently been amended numerous times, the most recent amendment dated as of January 18, 2002; and

     WHEREAS, the Participants desire to amend the Restated
NEPOOL Agreement and the NEPOOL Tariff, as heretofore amended, to reflect the revisions detailed herein.

     NOW, THEREFORE, upon approval of this Eighty-Fourth
Agreement by the NEPOOL Participants Committee in accordance with the procedures set forth in the Restated NEPOOL Agreement, the Participants agree as follows:

                            SECTION 1
             AMENDMENTS TO RESTATED NEPOOL AGREEMENT

1.1 Addition of Definition of MTF. The following definition is added to Section 1 of the Restated NEPOOL Agreement and inserted in the appropriate alphabetical order:

     MTF is/are the transmission facility or facilities defined and classified as MTF pursuant to the Tariff.

1.2 Amendment to Definition of "Facilities Study" and "System Impact Study". The phrase "and/or MTF" is added immediately after each occurrence of the phrase "NEPOOL Transmission System" in the definitions of "Facilities Study" and "System Impact Study".

1.3  Amendment to Section 7.5(c).  Section 7.5(c) of the NEPOOL
     Agreement is amended by adding the following proviso to the end of subsection (c): "; provided that the Participants
     Committee shall not have authority over MTF costs or charges."

1.4 Amendment to Section 15.1. The following new subsection is inserted immediately after Section 15.1(1)(c):

     (d) Lines and associated facilities that are classified as MTF.

1.5 Amendment to Section 16.2. The following sentence is added to the end of Section 16.2:

     Participants and their Related Persons who are MTF Providers shall collectively provide service over the MTF through the System Operator to other Participants and other Eligible
     Customers pursuant to the Tariff.

1.6  Amendment to Section 17.7.  Section 17.7 of the Restated
     NEPOOL Agreement is amended by inserting the phrase "on the NEPOOL Transmission System" in the first sentence so that the first sentence reads as follows:

     Any charges for transmission service on the NEPOOL
     Transmission System pursuant to this Section 17 by any Participant to another Participant shall be just, reasonable and not unduly discriminatory or preferential.


                            SECTION 2
                 AMENDMENTS TO THE NEPOOL TARIFF

2.1 New and Modified Definitions. The following definitions are added to Section 1 of the NEPOOL Tariff and inserted in the appropriate alphabetical order, or modified:

     Ancillary Services: Those services that are necessary to support the transmission of electric capacity and energy from resources to loads while maintaining reliable operation of the NEPOOL Transmission System and/or MTF in accordance with Good Utility Practice.

     Elective Transmission Upgrade: An addition to or modification of the NEPOOL Transmission System and/or MTF that is not: (i) a Generator Interconnection Related Upgrade; (ii) a Reliability Upgrade (including a NEMA Upgrade, as appropriate); (iii) an Economic Upgrade (including a NEMA Upgrade, as appropriate); (iv) a Quick Fix Upgrade; or (v) initially proposed in an Elective Transmission Upgrade Application filed with the System Operator in accordance with Section 50.2 on a date after the addition or modification already has been otherwise identified in the current NEPOOL Transmission Plan (other than as an Elective Transmission Upgrade) in publication as of the date of that application. An Elective Transmission Upgrade may increase transfer capability of the NEPOOL Transmission System and/or MTF, may increase the reliability or stability of the NEPOOL Transmission System and/or MTF above the requirements and criteria established by NERC, NPCC or the NEPOOL Reliability Committee, or may reduce Congestion Costs into Load Zones or at Nodes into or within the NEPOOL Control Area.

     Facilities Study: An engineering study conducted pursuant to the Agreement or this Tariff by the System Operator and/or one or more affected Participants to determine the required modifications to the NEPOOL Transmission System and/or MTF, including the cost and scheduled completion date for such modifications, that will be required to provide a requested transmission service or interconnection.

     Firm Transmission Service: Service for Native Load Customers, firm Regional Network Service (Network Integration Transmission Service), service for Excepted Transactions, Firm Internal Point-To-Point Transmission Service, Firm MTF Service or Firm Through or Out Service.

     Import Transaction: An energy delivery originating outside the NEPOOL Control Area that uses the PTF to deliver energy to Network Load within the NEPOOL Control Area, except for:
     (i) a delivery that uses a direct interconnection between the NEPOOL Control Area and the Hydro-Quebec transmission system that existed as of January 1, 2000; or (ii) a delivery that uses a direct interconnection between the NEPOOL Control Area and an adjacent Control Area that is a Merchant Transmission Facility.

     MTF:   The Merchant Transmission Facility or Facilities
     defined and classified as MTF pursuant to Schedule 18.

     MTF Provider: An entity as defined in Schedule 18.

     MTF Service: Transmission service over MTF as provided for in Schedule 18.

     Non-PTF: The transmission facilities owned by the Participants that do not constitute PTF or MTF.

     Point-To-Point Transmission Service: The transmission of capacity and/or energy on either a firm or non-firm basis from the Point(s) of Receipt to the Point(s) of Delivery under this Tariff. NEPOOL Point-To-Point Transmission Service includes Internal Point-to-Point Service, Through or Out Service and MTF Service.

     Regional Network Service: The transmission service over the NEPOOL Transmission System described in Part II and Part VI of this Tariff.

     Reserved Capacity: The maximum amount of capacity and energy that is committed to the Transmission Customer for transmission over the NEPOOL Transmission System or MTF between the Point(s) of Receipt and the Point(s) of Delivery under Part V or Schedule 18 of this Tariff. Reserved Capacity shall be expressed in terms of whole kilowatts on a sixty-minute interval (commencing on the clock hour) basis.

     System Impact Study: An assessment pursuant to Part V, VI or VII of this Tariff of (i) the adequacy of the NEPOOL Transmission System and/or MTF to accommodate a request for the interconnection of a new or materially changed generating unit or a new or materially changed interconnection to another Control Area or new Regional Network Service, Internal Point-to-Point Service or Through or Out Service, and (ii) whether any additional costs may be required to be incurred in order to provide the interconnection or transmission service.

     Through or Out Service: Point-To-Point Transmission Service over the NEPOOL Transmission System provided by the Participants with respect to a transaction that goes through the NEPOOL Control Area, as, for example, a single transaction where energy or capacity is transmitted into the NEPOOL Control Area from the Maine Electric Power Company line or New Brunswick and subsequently out of the NEPOOL Control Area to New York, or a single transaction where energy or capacity is transmitted into the NEPOOL Control Area from New York through one point on the PTF and subsequently flows over the PTF prior to passing out of the NEPOOL Control Area to New York, or with respect to a transaction which originates at a point on the PTF and flows over the PTF prior to passing out of the NEPOOL Control Area, as, for example, from Boston to New York.

     Ties: (i) The PTF lines and facilities which connect the NEPOOL Transmission System to the transmission line owned by Maine Electric Power Company, which is in turn connected to the transmission system in New Brunswick, (ii) the PTF and/or MTF lines and facilities which connect the NEPOOL Transmission System to the transmission system in New York and (iii) any new PTF and/or MTF lines and facilities which connect the NEPOOL Transmission System to the transmission system in another Control Area.

2.2 Amendment to Section 2. The first sentence of Section 2 of the NEPOOL Tariff is amended to read as follows:

     This Tariff, together with the transmission provisions in Part Four of the Agreement, is intended to provide a regional arrangement which will cover uses of the NEPOOL
     Transmission System and/or MTF.

2.3 Amendment to Section 4. The following sentence is added following the last sentence of the first paragraph of
     Section 4:

     Ancillary Services for MTF shall be allocated and paid for in accordance with Schedule 18 of the Tariff.

2.4 Amendment to Title of Part III. The title of Part III is amended to read as follows:

     III. THROUGH OR OUT SERVICE; INTERNAL POINT-TO-POINT
          SERVICE; MTF SERVICE

2.5  Amendment to Preamble of Section III.  The preamble to Part
     III is amended to include "MTF Service" and as amended reads as follows:

     Point-To-Point Transmission Service as Through or Out
     Service, MTF Service or Internal Point-To-Point Service will be provided during and after the Transition Period pursuant to the applicable terms and conditions of Part III, Part V and
     Schedule 18 of the Tariff.

2.6  Addition of Section 22A.  A new Section 22A is added after
     Section 22 as follows:

     MTF Service: Schedule 18 of this Tariff shall govern MTF Service.

2.7 Amendment to Preamble of Part V. The preamble of Part V is amended to read as follows:

     Firm or Non-Firm Point-To-Point Transmission Service shall be reserved by all Transmission Customers, whether Participants or Non-Participants, for all new transfers to be effected as Internal Point-to-Point Service, MTF Service or as Through or Out Service, pursuant to the applicable terms and conditions of Part III, Part V and Schedule 18 of the Tariff. Point-To-Point Transmission Service is the service required for the receipt of capacity and/or Energy at designated Point(s) of Receipt and the transmission of such capacity and/or Energy to designated Point(s) of
     Delivery.   MTF Service shall be reserved on the OASIS
     separately or as a component of a single reservation in connection with Through or Out Service or Internal Point-to-Point Service. Priority of MTF Service shall be in accordance with the provisions of Schedule 18 of the Tariff and as provided below.

2.8  Amendment to Section 27.2.  Section 27.2 of the NEPOOL
     Tariff is amended to read as follows:

     Reservation Priority: Long-Term Firm Point-To-Point Transmission Service over the PTF shall be available to Participants and Non-Participants on a first-come, first-served basis, i.e., in the chronological sequence in which each Transmission Customer's application for reserved service is received by the System Operator pursuant to
     Section 31. Reservations for Short-Term Firm Point-To-Point Transmission Service over the PTF will be conditional based upon the length of the requested transaction. If the NEPOOL Transmission System and MTF become oversubscribed, reservation priorities shall be established separately for the NEPOOL Transmission System and MTF, respectively. Requests for longer term service over the PTF may preempt requests for shorter term service up to the following deadlines: one day before the commencement of daily service, one week before the commencement of weekly service, and one month before the commencement of monthly service. Before the conditional reservation deadline, if available transmission capability is insufficient to satisfy all Applications, an Eligible Customer with a reservation for shorter term service over the PTF has the right of first refusal to match any longer term reservation before losing its reservation priority. A longer term competing request for Short-Term Firm Point-To-Point Transmission Service over the PTF will be granted if the Eligible Customer with the right of first refusal does not agree to match the competing request within 24 hours (or earlier if necessary to comply with the scheduling deadlines provided in Section 27.8) from being notified by the System Operator of a longer-term competing request for Short-Term Firm Point-To-Point Transmission Service over the PTF. After the conditional reservation deadline, service will commence pursuant to the terms of Part III of this Tariff. Firm Point-To-Point Transmission Service over the PTF will have a reservation priority over Non-Firm Point-To-Point Transmission Service over the PTF and all Long-Term Firm Point-To-Point Transmission Service over the PTF will have reservation priority equal to Native Load Customers, Network Customers and customers for Excepted Transactions. Reservation priorities for existing firm service customers, including customers receiving service with respect to Excepted Transactions, are provided in Section 3.2. As between or among oversubscribed transactions that require the use of both the NEPOOL Transmission System and MTF, the reservation priority for such competing Point-To-Point Transmission Service requests over the PTF shall be determined by the reservation priority held by the Transmission Customers over the MTF.

2.9  Amendment to Section 27.6.  Section 27.6 of the NEPOOL
     Tariff is amended to read as follows:

     Curtailment of Firm Transmission Service: In the event that a Curtailment on the NEPOOL Transmission System and/or MTF, or a portion thereof, is required to maintain reliable operation of the system, the Curtailment will be made on a non-discriminatory basis to the transaction(s) that effectively relieve the constraint. If multiple transactions require Curtailment, to the extent practicable and consistent with this Section and Good Utility Practice, the System Operator will curtail service to Network Customers and Transmission Customers taking Firm Point-To-Point Transmission Service on a non-discriminatory basis. All Curtailments will be made on a non-discriminatory basis; however, Non-Firm Point-To-Point Transmission Service shall be subordinate to Firm Transmission Service, except for Curtailment of competing transactions that require the use of both the NEPOOL Transmission System and MTF. As between or among such competing transactions, Curtailment will be accomplished based upon the reservation priority held by the competing Transmission Customers over the MTF without regard to the priority for those competing transactions of the service over the NEPOOL Transmission System to or from the MTF such that Point-To-Point Transmission Service for a Transmission Customer that holds a Firm MTF Service reservation has priority over Point-To-Point Transmission Service for a Transmission Customer that holds a Non-Firm MTF Service Reservation. When the System Operator determines that an electrical emergency exists on the NEPOOL Transmission System and/or MTF and implements emergency procedures to effect a Curtailment of Firm Transmission Service, the Transmission Customer shall make the required reductions upon the System Operator's request. However, NEPOOL reserves the right to effect a Curtailment, in whole or in part, of any Firm Transmission Service provided under this Tariff when, in the System Operator's sole discretion, an emergency or other unforeseen condition impairs or degrades the reliability of the NEPOOL Transmission System and/or MTF. The System Operator will notify all affected Transmission Customers in a timely manner of any scheduled Curtailments. In the event the System Operator exercises its right to effect a Curtailment, in whole or part, of Firm Point-To-Point Transmission Service, no credit or other adjustment shall be provided as a result of the Curtailment with respect to the charge payable by the Customer.

2.10 Amendment to Section 27.7.  Section 27.7(b) of the NEPOOL
     Tariff is amended to include the words "and/or MTF" immediately following phrase "the NEPOOL Transmission
     System."

2.11 Amendment to Section 28.2.  Section 28.2 of the NEPOOL
     Tariff is amended to read as follows:

     Reservation Priority: Non-Firm Point-To-Point Transmission Service shall be available from transmission capability in excess of that needed for reliable service to Native Load Customers, Network Customers, customers for Excepted Transactions and other Transmission Customers taking Long-Term and Short-Term Firm Point-To-Point Transmission
     Service. A higher priority will be assigned to reservations with a longer duration of service. In the event the NEPOOL Transmission System and MTF are constrained, reservation priorities shall be established separately for the NEPOOL Transmission System and MTF, respectively. Competing requests of equal duration over PTF will be prioritized based on the highest price offered by the Eligible Customer for the Transmission Service, or in the event the price for all Eligible Customers is the same, will be prioritized on a first-come, first-served basis i.e., in the chronological sequence in which each Customer has reserved service. Eligible Customers that have already reserved shorter term service over PTF have the right of first refusal to match any longer term reservation before being preempted. A longer term competing request over PTF for Non-Firm Point-To-Point Transmission Service will be granted if the Eligible Customer with the right of first refusal does not agree to match the competing request: (a) immediately for hourly Non-Firm Point-To-Point Transmission Service after notification by the System Operator; and (b) within 24 hours (or earlier if necessary to comply with the scheduling deadlines provided in Section 28.6) for Non-Firm Point-To-Point Transmission Service other than hourly transactions after notification by the System Operator. Secondary transmission service for Network Customers pursuant to Section 40.4 will have a higher priority than any Non-Firm Point-To-Point Transmission Service over PTF. Non-Firm Point-To-Point Transmission Service over PTF to secondary Point(s) of Receipt and Point(s) of Delivery will have the lowest reservation priority under this Tariff. As between or among transactions that require the use of both the NEPOOL Transmission System and MTF, the reservation priority for such competing Point-To-Point Transmission Service requests shall be determined by the reservation priority held by the Transmission Customer over MTF.

2.12 Amendment to Section 28.7.  Section 28.7 of the NEPOOL
     Tariff is amended to read as follows:

     Curtailment or Interruption of Service: (a) The System Operator reserves the right to effect a Curtailment, in whole or in part, of Non-Firm Point-To-Point Transmission Service provided under this Tariff for reliability reasons when an emergency or other unforeseen condition threatens to impair or degrade the reliability of the NEPOOL Transmission System and/or the MTF. The System Operator reserves the right to effect an Interruption, in whole or in part, of Non-Firm Point-To-Point Transmission Service provided under this Tariff for economic reasons in order to accommodate (1) a request for Firm Transmission Service, (2) a request for Non-Firm Point-To-Point Transmission Service of greater duration, or (3) transmission service for Network Customers. The System Operator also will discontinue or reduce service to the Transmission Customer to the extent that deliveries for transmission are discontinued or reduced at the Point(s) of Receipt. Where required, Curtailments or Interruptions will be made on a non-discriminatory basis to the transaction(s) that effectively relieve the constraint; however, Non-Firm Point-To-Point Transmission Service shall be subordinate to Firm Transmission Service, except as provided in Section 28.7(b). If multiple transactions require Curtailment or Interruption, to the extent practicable and consistent with this Section and Good
     Utility Practice, Curtailments or Interruptions will be made to transactions of the shortest term (e.g., hourly non-firm transactions will be Curtailed or Interrupted before daily non-firm transactions and daily non-firm transactions will be Curtailed or Interrupted before weekly non-firm transactions). Transmission service for Network Customers will have a higher priority than any Non-Firm Point-To-Point Transmission Service under this Tariff except as provided in
     Section 28.7(b). Non-Firm Point-To-Point Transmission Service furnished over secondary Point(s) of Receipt and Point(s) of Delivery will have a lower priority than any other Non-Firm Point-To-Point Transmission Service under this Tariff except as provided in Section 28.7(b).

     (b) To the extent competing transactions require the use of both the NEPOOL Transmission System and MTF, Curtailments or Interruptions for such competing transactions will be accomplished based upon the reservation priority held for such transactions over the MTF, without regard to the priorities for those competing transactions of the service over the NEPOOL Transmission System to or from the MTF, such that Point-To-Point Transmission Service for a Transmission Customer that holds a Firm MTF Service reservation has priority over Point-To-Point Transmission Service for a Transmission Customer that holds a Non-Firm MTF Service reservation.

     (c) The System Operator will provide advance notice of Curtailment or Interruption where such notice can be provided consistent with Good Utility Practice. In the event the System Operator exercises its right to effect a Curtailment, in whole or part, of Non-Firm Point-To-Point Transmission Service, no credit or other adjustment shall be provided as a result of the Curtailment with respect to the charge payable by the Customer. In the event the System Operator exercises its right to effect an Interruption, in whole or part, of Non-Firm Point-To-Point Transmission Service, the charge payable by the Customer shall be computed as if the term of service actually rendered were the term of service reserved; provided that an adjustment of the charge shall be made only when the Interruption is initiated by the System Operator, not when the Customer fails to deliver energy to NEPOOL.

2.13 Amendment to Section 29.6. The following sentence is added to the end of Section 29.6 of the NEPOOL Tariff:

     Real power losses across MTF shall be allocated in accordance with
     Schedule 18 of this Tariff.

2.14 Amendment to Insert the Phrase "and/or MTF". The phrase "and/or MTF" is inserted immediately after each occurrence of the phrase "NEPOOL Transmission System" in the following Sections of the NEPOOL Tariff: 29.7, 31.2, 33.2, 33.6, 33.7, and 35.2.

2.15 Amendment to Section 33.1 of the NEPOOL Tariff. The first sentence of Section 33.1 of the NEPOOL Tariff is amended to insert "and/or MTF" immediately following the phrase
     "Participants whose PTF".

2.16 Amendment to Section 45.5.  The first sentence of Section
     45.5 of the NEPOOL Tariff is amended to insert the phrase
     "MTF Service" immediately following the phrase "Internal
     Point-To-Point Service".

2.17 Amendment to Section 45.6.  Section 45.6 of the NEPOOL
     Tariff is amended to include the phrase "and/or MTF" immediately following "NEPOOL Transmission System" and to include "MTF Service" immediately following "Internal Point-to-Point Service."

2.18 Amendment to Section 51.8. Subsection (ii) of part (b) is eliminated, with numbering adjusted accordingly. In addition, the following new subsection (c) is inserted immediately after Section 51.8(b):

     (c) MTF shall be subject to the operational control, scheduling and maintenance coordination of the System
          Operator.

2.19 Amendment to Schedule 1. Schedule 1 of the NEPOOL Tariff is amended to read as follows:


                           SCHEDULE 1
         Scheduling, System Control and Dispatch Service

          Scheduling, System Control and Dispatch Service is the service required to schedule at the pool level the movement of power through, out of, within, or into the NEPOOL Control Area. Local level service is provided under the Local Network Service tariffs of the Participants which are the individual Transmission Providers. For transmission service under this Tariff, this Ancillary Service can be provided only by the System Operator and the Transmission Customer must purchase this service from the System Operator.
     Charges for Scheduling, System Control and Dispatch Service are to be based on the expenses incurred by the System Operator, and by the individual Transmission Providers in the operation of satellite dispatch centers or otherwise, to provide these services. Effective as of January 1, 1999, or such other date as the Commission may determine, the expenses incurred by the System Operator in providing these services are to be recovered under its Tariff for Transmission Dispatch and Power Administration Services, which has been filed in Docket No. ER98-3554-000. A surcharge for the expenses incurred by Participants in the provision of these services for transmission service over the PTF will be added to the Internal Point-to-Point Service rate, to the Through or Out Service rate, and to the Regional Network Service rate. Any Scheduling, System Control and Dispatch Service expenses for the provisions of these services for MTF Service shall be determined separately and assessed to Transmission Customers receiving MTF Service, in accordance with the arrangements between the Transmission Customers receiving MTF Service and the MTF Provider.

          The expenses incurred in providing Scheduling, System Control and Dispatch Service for transmission service over the PTF for each Participant will be determined by an annual calculation based on the previous calendar year's data as shown, in the case of Transmission Providers which are subject to the Commission's jurisdiction, in the Participants' FERC Form 1 report for that year, and shall be based on actual data in lieu of allocated data if specifically identified in the Form 1 report. This amended
     Schedule 1 shall be effective as of January 1, 1999, or such other date as the Commission may determine. The surcharge shall be redetermined annually as of June 1 in each year and shall be in effect for the succeeding twelve months. The rate surcharge per kilowatt for each month is one-twelfth of the amount derived by dividing the total annual Participant expenses for providing the service by the sum of the average of the coincident Monthly Peaks (as defined in Section 46.1) of all Local Networks for the prior calendar year.

          Each Participant or Non-Participant which is obligated to pay the rate for Regional Network Service for a month shall pay the surcharge on the basis of the number of kilowatts of its Monthly Network Load (as defined in Section 46.1) for the month. Each Participant or Non-Participant which is obligated to pay the rate for Internal Point-to-Point Service or Through or Out Service for the applicable period shall pay the surcharge on the basis of the highest amount of its Reserved Capacity for each transaction scheduled as Internal Point-to-Point Service and/or Through or Out Service for such period.

          The revenues received under this Schedule 1 to cover the expenses incurred by Participants for providing Scheduling, System Control and Dispatch Service for transmission service over the PTF shall be allocated each month among the Participants whose satellite or other costs are reflected in the computation of the surcharge for the service in proportion to the costs for each which are reflected in the computation of the surcharge.

          The details for implementation of Schedule 1 for transmission service over the PTF shall be established in accordance with a rule approved by the Regional Transmission
     Operations Committee which shall be filed with the Commission and considered a supplement to this Tariff.

2.20 Amendment to Schedule 12. The first sentence of the first paragraph of Schedule 12 of the NEPOOL Tariff is amended to replace the phrase "Merchant Transmission Facilities" with the term "MTF" so that as amended it reads as follows:

     All costs of MTF shall be recovered in accordance with the recovery mechanism for those facilities that is filed with and accepted by the Commission.

2.21 Addition of Schedule 18. A new Schedule 18 is added to read as set forth in Appendix A.

2.22 Amendment to Attachment A.  Attachment A of the NEPOOL
     Tariff is amended to read as set out in Appendix B hereto.


                            SECTION 3
                          MISCELLANEOUS

3.1  This Eighty-Fourth Agreement shall become effective on June
     1, 2002, or on such other date as the Commission shall provide that the amendments reflected herein shall become effective.

3.2 Terms used in this Eighty-Fourth Agreement that are not defined herein shall have the meanings ascribed to them in the NEPOOL Agreement.


                                               Appendix A
                      SCHEDULE 18
                    MTF; MTF Service

     This Schedule 18 contains the main substantive provisions regarding the treatment of MTF and MTF Service under the Tariff.

1.    Definitions

      Capitalized terms used and defined in this Schedule 18 shall have the meaning given them under this Schedule. Capitalized terms used and not defined in this Schedule 18 but defined in other provisions of the Tariff shall have the meaning given them under those provisions. Capitalized terms used in this Schedule 18 that are not defined in it or elsewhere in this Tariff shall have the meanings customarily attributed to such terms by the electric utility industry in New England.

1.1 MTF: The Cross Sound Cable high voltage, direct current Merchant Transmission Facilities of plus or minus 150 kV and associated dc/ac converter facilities that are directly interconnected with the 345 kV PTF in Connecticut at the East Shore substation, and the 138kV transmission facilities at the Shoreham substation on Long Island, New York that were subject to the Commission order in TransEnergie U.S., Ltd., 91 FERC Section 61,230 (2000) (Docket No. ER00-1-000).

1.2 MTF Provider: An owner of MTF, or a party holding rights to the transmission capability over MTF pursuant to a Commission-approved rights allocation process, that offers unused transmission capability over the MTF to Eligible Customers through the System Operator and/or NEPOOL OASIS.

1.3   MTF Service: Point-To-Point Transmission Service over MTF.

1.4 MTF Service Charge: The charge applicable to MTF Service, which shall be determined pursuant to arrangements between the MTF Provider and Eligible Customers that take MTF Service, and not under this Tariff. The charge applicable to MTF Service shall be in accordance with the Commission's authorization for the MTF Provider to charge negotiated rates (i.e., rates established pursuant to market mechanisms as recognized for merchant transmission projects and not included in NEPOOL Tariff rates) for the use of transmission capability over its MTF.

2.     Allocation of Available Transmission Capability Over MTF

2.1 Commission Approved Allocation Process: All available transmission capability over MTF shall be allocated to the owner of the MTF who may assign it under a Commission-approved rights allocation process. The MTF Provider shall furnish to the System Operator the results of the Commission-approved rights allocation process, which shall be posted on OASIS. To the extent that transmission capability over MTF is not fully reserved through the Commission-approved rights allocation process, such excess transmission capability shall be available in accordance with this Schedule 18.
In the event that the entire capability of the MTF is reserved under the Commission-approved rights allocation process, secondary rights to use the MTF, to the extent unused by the primary rights holders, may be offered on the NEPOOL OASIS by MTF Providers in accordance with a Commission-approved process for offering such rights.

3.    MTF Service

3.1 Availability of MTF Service: To the extent that transmission capability over MTF has not been fully allocated in accordance with
Section 2 of this Schedule 18, a Participant or Non-Participant that is an Eligible Customer (except as provided below) may reserve Firm or
Non-Firm MTF Service.   Such service shall be provided by the MTF
Provider(s) and shall be reserved pursuant to the applicable terms and conditions of this Schedule 18. MTF Service shall be reserved through the System Operator separately or as a component of a single reservation in connection with Through or Out Service or Internal Point-to-Point Service. MTF Service is available to any Eligible Customer unless an MTF Provider has informed the System Operator that MTF Service shall not be made available to such Eligible Customer due to that Customer's failure to make necessary payments for previously assessed MTF Service Charges or failure to meet the creditworthiness or operational requirements posted by the MTF Provider on the NEPOOL OASIS.

3.2 Reservation of MTF Service: A Participant or Non-Participant that is an Eligible Customer requesting Firm or Non-Firm MTF Service shall comply with the applicable provisions of Part V of the Tariff.

3.3 Use of MTF Service By a Transmission Customer: If a Transmission Customer elects to take MTF Service it may reserve transmission capability for such service to cover both the delivery to it over the MTF of Energy and capacity (to the extent permitted under applicable Market Rules) covered by the Entitlements or System Contracts designated by it in Completed Applications and the delivery to or from it over the MTF in Interchange Transactions of Energy and/or capacity (to the extent permitted under applicable Market Rules).
In order to fulfill its obligations to serve load or to consummate a transaction, a Transmission Customer which takes MTF Service must also take service under the Tariff for use of the PTF and under any applicable Local Network Service tariff for use of the Non-PTF. Any load-serving entity may use MTF Service to effect sales in bilateral arrangements, whether or not it elects to take Point-To-Point Service on PTF to serve its load.

4.    Payment for MTF Service

      A Transmission Customer shall pay the MTF Service Charge to the MTF Provider if the Customer: (i) receives Firm or Non-Firm MTF Service based upon an allocation of transmission capability over the MTF awarded to the Transmission Customer through a Commission-approved rights allocation process; (ii) reserves on the OASIS transmission capability not initially allocated in the Commission-approved rights allocation process; or (iii) reserves on the OASIS transmission capability made available as a result of a capability forfeiture by a rights holder for nonuse consistent with the terms of a Commission-approved rights allocation. Each Participant or Non-Participant which takes Firm or Non-Firm MTF Service shall pay the MTF Service Charge to the MTF Provider, or its designated agent, where the Transmission Customer takes such Firm or Non-Firm MTF Service based on secondary rights released by the existing MTF Provider through the NEPOOL OASIS.

5.    MTF Service Reservation, Interruption and Curtailment Priorities

      The MTF Provider shall furnish to the System Operator for posting on NEPOOL OASIS, and the System Operator shall post on the NEPOOL OASIS, rules setting reservation, Interruption and Curtailment priorities for Firm and Non-Firm MTF Service. Such rules shall be non-discriminatory and consistent with the Commission's approval of the rights to charge negotiated rates (i.e., rates established pursuant to market mechanisms as recognized for merchant transmission projects and not included in NEPOOL Tariff rates). If an MTF Provider fails to furnish to the System Operator such rules, reservation, Interruption and Curtailment priorities for Firm and Non-Firm MTF Service shall be the same as those established under the Tariff for Firm and Non-Firm Point-To-Point Transmission Service over the PTF. The reservation priority for Long-Term Firm Transmission Service and Short-Term Firm Transmission Service based upon an award of transmission capability of MTF pursuant to a Commission-approved rights allocation process shall be the date of the issuance of such award.

      When the System Operator determines that an electrical emergency exists on the NEPOOL Transmission System and/or MTF and implements emergency procedures to effect a Curtailment of MTF Service, the Transmission Customer shall make the required reductions upon the System Operator's request. The System Operator reserves the right to effect a Curtailment, in whole or in part, of any MTF Service provided under this Tariff when, in the System Operator's sole discretion, an emergency or other unforeseen condition impairs or degrades the reliability of the NEPOOL Transmission System and/or MTF. The System Operator will notify all affected Transmission Customers in a timely manner of any scheduled Curtailments. In the event the System Operator exercises its right to effect a Curtailment, in whole or part, of Firm MTF Service, no credit or other adjustment shall be provided as a result of the Curtailment with respect to the charge payable by the Customer, unless provided for by the MTF Provider under arrangements between the MTF Provider and the Transmission Customer. To the extent not otherwise provided for in this Section 5, Curtailments or Interruptions of MTF Service shall be in accordance with Sections 27.6 and 28.7 of the Tariff.

6.    Real Power Losses

      Real power losses across MTF shall be allocated solely to Transmission Customers that use MTF. Such allocation shall be pursuant to arrangements between the MTF Providers and the Transmission Customers.

7.    No Obligation to Build

      MTF Provider status under the Tariff shall not impose an obligation to build transmission facilities on the MTF Provider. The offering of MTF Service under the Tariff shall not impose an obligation to build transmission facilities on the Participants, Transmission Owners or System Operator.

8.    No Effect on Rates; No Allocation of Revenues

      MTF and MTF Service shall not affect rates for service on the NEPOOL Transmission System under the Tariff and MTF Providers shall not be allocated any revenues collected under the Tariff for such service.

9.    Ancillary Services

      The System Operator shall determine what Ancillary Services are required, and the extent to which they are required, for transmission service over MTF. The cost of any Ancillary Services provided in connection with such service over MTF shall be assessed to the MTF Provider, which may pass such costs on to Transmission Customers taking MTF Service in accordance with the particular arrangements between the MTF Provider and the MTF Transmission Customers



                                                  APPENDIX B

                         ATTACHMENT A

               Form of Service Agreement for
                     MTF Service and/or
                 Through or Out Service or
               Internal Point-To-Point Service

1.0 This Service Agreement, dated as of ____________, is entered into, by and between the NEPOOL Participants and MTF Providers (as applicable for MTF Service), acting through the System Operator, and ________________ ("Transmission Customer").

2.0   The Transmission Customer has been determined by the System
      Operator to have a Completed Application for Firm [Non-Firm] Transmission Service under this Tariff.

3.0 If required, the Transmission Customer has provided to the System Operator an Application deposit in accordance with the provisions of this Tariff.

4.0 Service under this Service Agreement shall commence on the later of (1) the requested service commencement date, or (2) the date on which construction or any Direct Assignment Facilities and/or facility additions or upgrades are completed, or (3) such other date as it is permitted to become effective by the Commission. Service under this Service Agreement shall terminate on such date as is mutually agreed upon by the parties. [The Service Agreement may be a blanket agreement for non-firm service.]

5.0 The Participants and MTF Provider (as applicable for MTF Service) agree to provide through the System Operator, and the Transmission Customer agrees to take and pay for, Transmission Service in accordance with the provisions of the Tariff and this Service Agreement.

6.0 Any notice or request made to or by either party regarding this Service Agreement shall be made to the representative of the other party as indicated below.

       NEPOOL Participants and MTF owners:

       c/o ISO New England Inc.
       One Sullivan Road
       Holyoke, MA 01040-2841

       Transmission Customer:

       ____________________________
       ____________________________
       ____________________________

7.0 The Tariff is incorporated in this Service Agreement and made a part hereof.

       IN WITNESS WHEREOF, the Parties have caused this Service
       Agreement to be executed by their respective authorized officials.

       NEPOOL Participants and/or MTF Provider:

       By [System Operator]

       By:
              Name                  Title           Date


       Transmission Customer:

       By:
              Name                  Title           Date



           Specifications For MTF Service and/or Through or Out Service or Internal Point-To-Point Service

1.0   Term of Transaction: ________________________________
      Start Date: _________________________________________
      Termination Date: ___________________________________

2.0   Description of capacity and energy to be transmitted by
      Participants including the 	electric Control Area in which the
      transaction originates.
      ______________________________________________________

3.0   Point(s) of Receipt:__________________________________
      Delivering party:_____________________________________

4.0   Point(s) of Delivery:_________________________________
      Receiving party:______________________________________

5.0   Maximum amount of capacity and energy to be transmitted (Reserved
      Capacity):
      _______________________________________________________

6.0 Designation of party(ies) or other entity(ies) subject to reciprocal service obligation:
      _______________________________________________________
      _______________________________________________________
      _______________________________________________________
      _______________________________________________________


7.0   Name(s) of any intervening systems providing transmission
      service:
      __________________________________________________________
      __________________________________________________________

8.0 Service under this Service Agreement may be subject to some combination of the charges detailed below. (The appropriate charges for individual transactions will be determined in accordance with the terms and conditions of this Tariff.)

8.1   Transmission Charge:______________________________
      __________________________________________________

8.2	System Impact Study and/or Facilities Study Charge(s):
      __________________________________________________
      __________________________________________________

8.3 Direct assignment expansion charge [Need to define or reference upgrade costs]:
      __________________________________________________
      __________________________________________________

8.4 Special Condition: MTF Service shall also be provided in accordance with the terms and conditions of the contract between the MTF Provider and the Eligible Customer as attached hereto.